UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2015

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

Delta Air Lines, Inc. (“Delta”) today announced it reached agreement with GOL Linhas Aéreas Inteligentes SA (“GOL”), the low-cost Brazilian carrier, and its controlling shareholder to enter into transactions that will improve GOL’s financial position and liquidity and extend Delta’s commercial agreements with GOL.

GOL announced plans to issue up to $146 million of preferred shares and enter into a term loan with third parties for up to $300 million. Delta intends to acquire up to $56 million of the preferred shares and guarantee the borrowings under the term loan. These transactions are subject to the execution and delivery of definitive documentation and customary closing conditions, including receipt of required regulatory approvals. Delta’s guarantee will be secured by GOL’s share ownership in SMILES (GOL’s publicly traded loyalty program). The equity investment will increase Delta’s existing investment in GOL.

The extended commercial agreements will further strengthen the strategic alliance between the airlines.

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 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Paul A. Jacobson
Date: July 13, 2015	Paul A. Jacobson Executive Vice President and Chief Financial Officer

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